Exhibit 24.1

DUKE ENERGY CORPORATION

Power of Attorney

Registration Statement on Form S-8

Registration Statement on Form S-8 to register 10,000,000 shares of Common Stock,

par value $0.001 per share, for use in the

Duke Energy Corporation 2015 Long-Term Incentive Plan

The undersigned Duke Energy Corporation, a Delaware corporation, and certain of its officers and/or directors, do each hereby constitute and appoint Julie S. Janson, David S. Maltz, and Robert J. Ringel, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement of said Duke Energy Corporation on Form S-8 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 7th day of May, 2015.

DUKE ENERGY CORPORATION

	By	/s/ Lynn J. Good
Lynn J. Good
Vice Chairman, President and
Chief Executive Officer

(Corporate Seal)

ATTEST:

/s/ Amelia D. Hunter
Amelia D. Hunter
Assistant Corporate Secretary

SIGNATURE	TITLE

/s/ Lynn J. Good	Vice Chairman, President and Chief Executive Officer
Lynn J. Good	(Principal Executive Officer and Director)

/s/ Steven K. Young	Executive Vice President and Chief Financial Officer
Steven K. Young	(Principal Financial Officer)

/s/ Brian D. Savoy	Senior Vice President, Controller and Chief Accounting Officer
Brian D. Savoy	(Principal Accounting Officer)

/s/ Michael G. Browning	Director
Michael G. Browning

/s/ Harris E. DeLoach, Jr.	Director
Harris E. DeLoach, Jr.

/s/ Daniel R. DiMicco	Director
Daniel R. DiMicco

/s/ John H. Forsgren	Director
John H. Forsgren

/s/ Ann M. Gray	Director and Chairman
Ann M. Gray

/s/ James H. Hance, Jr.	Director
James H. Hance, Jr.

/s/ John T. Herron	Director
John T. Herron

/s/ James B. Hyler, Jr.	Director
James B. Hyler, Jr.

/s/ William E. Kennard	Director
William E. Kennard

/s/ E. Marie McKee	Director
E. Marie McKee

/s/ Richard A. Meserve	Director
Richard A. Meserve

/s/ James T. Rhodes	Director
James T. Rhodes

/s/ Carlos A. Saladrigas	Director
Carlos A. Saladrigas